Ronald R. Chadwick, P.C.
                      Certified Public Accountant
                        2851 South Parker Road
                              Suite 720
                       Aurora, Colorado  80014
                        Phone (303)306-1967
                         Fax (303)306-1944




      CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


I consent to the use in the Registration Statement of Strategic Dental Management Corp. on Form S-1/A of my Report of Independent Registered Public Accounting Firm, dated January 12, 2011 on the balance sheet of Strategic Dental Management Corp. as at December 31, 2010, and the related statements of operations, stockholders' equity, and cash flows for the period from January 8, 2010 (date of inception) through December 31, 2010.

In addition, I consent to the reference to me under the heading
"Experts" in the Registration Statement.


                                       RONALD R. CHADWICK, P.C.
Aurora, Colorado
August 4, 2011                          /s/Ronald R. Chadwick, P.C.
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